Exhibit 10.2

AMERICAN CAPITAL, LTD.

(f/k/a AMERICAN CAPITAL STRATEGIES, LTD.)

FORBEARANCE AGREEMENT

Dated as of September 3, 2009

in relation to

NOTE PURCHASE AGREEMENT

Dated as of August 1, 2005

Re:

$126,000,000 6.14% Senior Notes, Series 2005-A, due August 1, 2010

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT dated as of September 3, 2009 (the or this “Forbearance Agreement”) is between AMERICAN CAPITAL, LTD. (f/k/a AMERICAN CAPITAL STRATEGIES, LTD.), a Delaware corporation (the “Company”), and each of the undersigned investors holding Notes (as defined below) (collectively, the “Noteholders”).

RECITALS:

A.         The Company and each of the Noteholders heretofore entered into the Original Note Purchase Agreement dated as of August 1, 2005 (the “Original Note Purchase Agreement”). Pursuant to the Original Note Purchase Agreement, the Company issued and presently has outstanding $126,000,000 aggregate principal amount of its 6.14% Senior Notes, Series 2005-A, due August 1, 2010 (hereinafter referred to as the “Notes”).

B.         The Company and the Required Holders amended the Original Note Purchase Agreement pursuant to the First Amendment thereto dated as of March 30, 2009 (the “First Amendment”) following the occurrence of certain Specified Events of Default (as defined therein). The Original Note Purchase Agreement, as amended by the First Amendment, is referred to herein as the “Note Purchase Agreement”.

C.         On August 28, 2009, the Required Holders delivered a Declaration of Acceleration to the Company pursuant to Section 12.1(b) of the Note Purchase Agreement in relation to certain Existing Events of Default (as defined therein) that had occurred and were continuing (the “Acceleration”). As at the date of this Forbearance Agreement, the Existing Events of Default are continuing. Pursuant to the Acceleration, the Required Holders declared the unpaid principal amount of the Notes under the Note Purchase Agreement currently outstanding to be immediately due and payable effective retroactively as of March 30, 2009, together with the Make-Whole Amount determined in respect of such unpaid principal amount, calculated as if the Acceleration had occurred retroactively as of March 30, 2009, and all accrued and unpaid interest on such unpaid principal amount and such Make-Whole Amount.

D.         The Noteholders constitute Required Holders under the Note Purchase Agreement.

E.         At the request of the Company, in order to help facilitate the restructuring of the Company’s indebtedness to the holders and to other creditors, the Noteholders are willing to agree to forbear from exercising certain of their rights with respect to the Notes on the terms and subject to the conditions of this Forbearance Agreement.

F.         Capitalized terms used herein and the term “holder” shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

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G.         All requirements of law and all other acts and things necessary to make this Forbearance Agreement a valid, legal and binding agreement according to its terms for the purposes herein expressed have been fully complied with, done or performed.

NOW, THEREFORE, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and each of the Noteholders do hereby agree as follows:

SECTION 1. EFFECTIVE DATE.

The Forbearance Period shall commence on the date upon which each of the following conditions precedent shall have been satisfied or waived (the “Effective Date”):

1.1.       Counsel for the Noteholders shall have received counterparts of this Forbearance Agreement, executed and delivered by a duly authorized officer of the Company.

1.2.       Counsel for the Company shall have received counterparts of this Forbearance Agreement, executed and delivered by duly authorized representatives of not less than the Required Holders.

1.3.       The Company shall have paid all duly invoiced fees and expenses of the professional advisors to the holders and the Committee (as defined in the First Amendment).

1.4.       The Company shall have paid to the Noteholders all accrued and unpaid interest as of September 1, 2009 in respect of (i) the unpaid principal amount of the Notes, which interest shall be deemed to have accrued retroactively at the Default Rate from and after March 30, 2009, and prior to such date at the rate specified in the Notes, and (ii) the Make-Whole Amount, which Make-Whole Amount shall be deemed to have become due and payable retroactively as of March 30, 2009, and which interest thereon shall be deemed to have accrued at the Default Rate retroactively from and after March 30, 2009.

SECTION 2. FORBEARANCE PERIOD.

2.1.       The “Forbearance Period” shall mean the period of time beginning upon the Effective Date and ending upon the termination of the Forbearance Period in accordance with this Section 2.1. The Required Holders may, at any time, in their sole and absolute discretion, with or without cause, with or without any change in circumstances, and with or without any prior notice or discussion, deliver a written notice to the Company in accordance with Section 18 of the Note Purchase Agreement and Section 4.2 of this Forbearance Agreement electing to terminate the Forbearance Period, which notice shall, notwithstanding Section 18, be effective as specified in Section 4.2 hereof. Notwithstanding the foregoing, the Forbearance Period will immediately and automatically terminate without notice to the Company if (i) the Company or any Consolidated Subsidiary files a petition for relief, reorganization or arrangement or any

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other petition in bankruptcy, for liquidation, or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, or if any such petition is involuntarily filed against the Company or any Consolidated Subsidiary, or any other event of the types described in Sections 11(g) (excluding for all purposes Section 11(g)(1)) and 11(h) (without giving effect to the 60-day period described in Section 11(h)) of the Note Purchase Agreement (each such event described or referenced in this clause (i) being an “Insolvency Event” and any related proceeding being an “Insolvency Proceeding”) shall occur with respect to the Company or any Consolidated Subsidiary, (ii) an acceleration occurs or has occurred under the Credit Agreement, dated as of May 16, 2007, as amended to the date hereof (the “Credit Agreement”), among the Company, the several banks and other financial institutions from time to time parties to the Credit Agreement and Wachovia Bank, National Association, as administrative agent, (iii) an acceleration occurs or has occurred under the Indenture, dated as of April 26, 2007, as amended to the date hereof among the Company and Wilmington Trust Company, as trustee (the “Indenture”), (iv) the Credit Agreement or the Indenture is amended or modified in any material respect, or any guaranties, liens or other direct or indirect credit support of any kind is granted in favor of the lenders under the Credit Agreement or the noteholders under the Indenture, (v) a judgment involving an aggregate liability of $15 million or more is entered against the Company or any Consolidated Subsidiary in favor of any creditor of the Company or any Consolidated Subsidiary in relation to any debt that is due and remains unpaid, (vi) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Forbearance Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (vii) the Company defaults in the performance of or compliance with any covenant, agreement or other term contained herein.

2.2.       During the Forbearance Period, each Noteholder, severally and not jointly, agrees that, if no Insolvency Event has occurred, such Noteholder shall not (i) file a complaint commencing a lawsuit to collect payment of amounts due in respect of its Notes or (ii) commence or participate in commencing any involuntary Insolvency Proceeding against the Company or any Consolidated Subsidiary. The parties hereto agree that this Forbearance Agreement is not intended to and does not modify, limit or abridge any right, remedy, power or privilege that a Noteholder would or might otherwise have following the commencement of an Insolvency Proceeding with respect to the Company or any Consolidated Subsidiary. Following the Forbearance Period, the holders shall have all rights, remedies, powers and privileges available to them as a result of the occurrence of the then existing Events of Default or otherwise under law or equity as if this Forbearance Agreement had never existed. Except with respect to the forbearance provided in the first sentence of this Section 2.2, and subject to the terms and limitations with respect thereto set forth in this Forbearance Agreement, no forbearance by the holders of any kind has been granted by the holders, no course of action or inaction shall give rise to any forbearance in the absence of an explicit written agreement evidencing such forbearance, and the Company will not assert and hereby forever waives any right to assert that any such forbearance exists or that any holder is obligated in any way to forbear from enforcing or to waive any right, remedy, power or privilege with respect to the Acceleration, any Events of Default or otherwise under law or equity.

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SECTION 3. REPRESENTATIONS, WARRANTIES, AGREEMENTS AND ACKNOWLEDGEMENTS OF THE COMPANY.

3.1.       To induce the Noteholders to enter into this Forbearance Agreement, the Company represents and warrants (which representations and warranties shall survive the execution and delivery of this Forbearance Agreement) to each Noteholder that:

(a)        this Forbearance Agreement (1) has been duly authorized by all requisite corporate action on the part of the Company, and if required, all action by its stockholders, (2) has been duly executed and delivered by the Company and (3) constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b)        the Note Purchase Agreement, the First Amendment and each Note each constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(c)        the execution, delivery and performance of this Forbearance Agreement and the performance of the Note Purchase Agreement, the First Amendment and the Notes (1) have been duly authorized by all requisite corporate action and, if required, stockholder action, (2) do not require the consent or approval of any governmental or regulatory body or agency, and (3) will not violate (i) any provision of law, statute, rule or regulation, (ii) the Company’s certificate of incorporation or bylaws, or (iii) any order of any court or any other agency or governmental authority binding upon the Company or any Subsidiary of the Company.

3.2.       To induce the Noteholders to enter into this Forbearance Agreement, the Company covenants, acknowledges and agrees with each Noteholder as follows:

(a)        THE COMPANY HEREBY RELEASES, REMISES AND FOREVER DISCHARGES THE COMMITTEE AND EACH HOLDER AND THEIR RESPECTIVE PREDECESSORS, SUCCESSORS, ASSIGNS, PARTNERS, MEMBERS, MANAGERS, SHAREHOLDERS, REPRESENTATIVES, PARENT ENTITIES, SUBSIDIARIES, AFFILIATES, AGENTS, SERVANTS, EMPLOYEES, ATTORNEYS, CONSULTANTS, TRUSTEES, OFFICERS AND DIRECTORS, EACH IN THEIR

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REPRESENTATIVE AND IN THEIR INDIVIDUAL CAPACITIES (COLLECTIVELY, THE “RELEASED PARTIES”) FROM, AND IRREVOCABLY WAIVES, ANY AND ALL MANNER OF CLAIMS AND CAUSES OF ACTION, SUITS, DEBTS, SUMS OF MONEY, ACCOUNTS, RECKONINGS, COVENANTS, CONTRACTS, CONTROVERSIES, AGREEMENTS, PROMISES, RIGHTS, VARIANCES, TRESPASSES, DAMAGES, JUDGMENTS, EXECUTIONS, CLAIMS, COUNTERCLAIMS, DEFENSES AND DEMANDS WHATSOEVER THAT IT EVER HAD, NOW HAS, OR HEREAFTER CAN, SHALL, OR MAY CLAIM TO HAVE AGAINST ANY OF THE RELEASED PARTIES OR THE OBLIGATIONS UNDER THIS FORBEARANCE AGREEMENT, THE NOTE PURCHASE AGREEMENT, THE FIRST AMENDMENT, THE NOTES OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT RELATED TO ANY OF THE FOREGOING, ARISING FROM THE BEGINNING OF TIME TO THE DATE HEREOF, ARISING OUT OF OR RELATED TO THIS FORBEARANCE AGREEMENT, THE NOTE PURCHASE AGREEMENT, THE FIRST AMENDMENT, THE NOTES OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT RELATED TO ANY OF THE FOREGOING, USURY OR OTHERWISE, WHETHER KNOWN OR UNKNOWN, ASSERTED OR UNASSERTED, EQUITABLE OR AT LAW, ARISING UNDER OR PURSUANT TO COMMON OR STATUTORY LAW, RULES, REGULATIONS OR OTHERWISE. THE FOREGOING RELEASE EXPRESSLY INCLUDES ANY AND ALL PAST, PRESENT AND FUTURE CLAIMS AND OTHER MATTERS ABOUT WHICH THE COMPANY DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR, WHETHER THROUGH IGNORANCE, OVERSIGHT, ERROR, NEGLIGENCE OR OTHERWISE, AND WHICH, IF KNOWN, WOULD MATERIALLY AFFECT THE DECISION TO ENTER INTO THIS RELEASE.

(b)        The Company hereby ratifies and reaffirms all of the terms, conditions and covenants, including but not limited to payment and performance obligations, contingent or otherwise, under the Notes, the Note Purchase Agreement and the First Amendment. The Company hereby consents to this Forbearance Agreement and acknowledges that the Note Purchase Agreement, the First Amendment and the Notes remain in full force and effect and are hereby ratified and reaffirmed. The execution of this Forbearance Agreement shall not operate as a waiver of any right, remedy, power or privilege of any holder or serve to effect a novation of the obligations of the Company.

(c)        The Company hereby acknowledges and agrees that, as at the date of this Forbearance Agreement, (1) Events of Default have occurred and are continuing, (2) the Acceleration was delivered to the Company during the Amendment Period (as defined in the First Amendment), (3) the unpaid principal amount of the Notes has been duly and properly accelerated, effective retroactively as of March 30, 2009, and is matured, due and payable in full and unpaid, (4) a Make-Whole Amount of $8,263,024 became duly and properly

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matured and became due and payable retroactively as of March 30, 2009 and is currently due and payable in full and unpaid in respect of the Notes, (5) the unpaid principal amount of the Notes, any overdue payment of interest in respect of the Notes and the Make-Whole Amount all bear and are deemed to have retroactively borne interest at the Default Rate for all periods from and after March 30, 2009, which interest is payable to any holder upon demand by such holder, regardless of whether such holder is a party to this Forbearance Agreement, and (6) the Required Holders have the right, at any time, in their sole and absolute discretion, to terminate the Forbearance Period in accordance with the terms of this Forbearance Agreement.

(d)        The Company hereby further acknowledges and agrees that (1) the relationships between the Company and each of the holders are governed by the Notes, the Note Purchase Agreement, the First Amendment and this Forbearance Agreement, (2) no holder owes any fiduciary or special relationship to the Company, and no such relationship is or will be created by any discussions regarding any possible amendment, waiver or forbearance, (3) the rights and obligations of the Noteholders under this Forbearance Agreement, and the rights and obligations of the holders under the Note Purchase Agreement, the Notes and the First Amendment, are several and not joint, and (4) any of the holders may trade in the Notes or other debt or equity securities of the Company or its Subsidiaries without the consent of the Company or any other holder, subject to applicable securities laws, and no holder shall have any responsibility for any such trading by any other holder.

(e)        The Company hereby further acknowledges and agrees that (1) other than the First Amendment and this Forbearance Agreement, the Note Purchase Agreement has not been amended, no waiver or forbearance has been granted, and no holder has made to the Company any promise, commitment or representation of any kind or character with respect to any other or further amendment, waiver or forbearance with respect to the Note Purchase Agreement, (2) no holder has any obligation to engage in discussions with the Company after the date hereof regarding any other or further amendment, waiver or forbearance, (3) if the Company and any holder engage in discussions regarding any other or further amendment, waiver or forbearance, such holder, in its sole and absolute discretion, may terminate any such discussions at any time and for any reason, or may make any such discussions contingent upon such terms and conditions as it, in its sole and absolute discretion, deems appropriate, (4) no holder has any obligation under any circumstances to further amend or modify the terms of the Note Purchase Agreement or the Notes, offer any discounted payoff of the Notes, refinance the Notes, refrain from voting or otherwise acting to terminate the Forbearance Period, grant any other forbearance or waiver, or extend any other financial accommodation to the Company or any of its Affiliates, (5) if the Company and one or more holders engage in discussions regarding any other or further amendment, waiver or forbearance, neither the Company nor any holder shall be bound by any agreement until that agreement has been reduced to a

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written instrument signed by each appropriate and necessary party, and (6) unless and until a written instrument specifically amending or waiving this Forbearance Agreement, the Note Purchase Agreement, the Notes or the First Amendment has been signed by all appropriate and necessary parties, this Forbearance Agreement, the Note Purchase Agreement, the Notes and the First Amendment each shall remain in full force and effect and unmodified.

(f)        THE COMPANY HEREBY IRREVOCABLY RELEASES, REMISES AND FOREVER WAIVES AND DISCHARGES ANY AND ALL MANNER OF DEFENSES, OBJECTIONS, CLAIMS, COUNTERCLAIMS, CAUSES OF ACTION, SUITS, CHALLENGES, CONTROVERSIES, WHETHER KNOWN OR UNKNOWN, ASSERTED OR UNASSERTED, EQUITABLE OR AT LAW, ARISING UNDER OR PURSUANT TO COMMON OR STATUTORY LAW, RULES, REGULATIONS OR OTHERWISE, (1) ARISING OUT OF OR RELATING TO THIS FORBEARANCE AGREEMENT OR THE ACCELERATION OF THE NOTES, (2) ASSERTING THAT THE ACCELERATION WAS OR IS INADEQUATE, DEFECTIVE, UNENFORCEABLE OR INEFFECTIVE TO CAUSE THE NOTES TO BE MATURED RETROACTIVELY AS OF MARCH 30, 2009 AND THE ENTIRE UNPAID PRINCIPAL AMOUNT OF THE NOTES PLUS ALL ACCRUED AND UNPAID INTEREST THEREON AND THE MAKE-WHOLE AMOUNT DETERMINED IN RESPECT OF SUCH UNPAID PRINCIPAL AMOUNT, CALCULATED AS IF THE ACCELERATION HAD OCCURRED RETROACTIVELY AS OF MARCH 30, 2009, TO BE IMMEDIATELY DUE AND PAYABLE, (3) DISPUTING THAT THE UNPAID PRINCIPAL AMOUNT OF THE NOTES, ALL ACCRUED AND UNPAID INTEREST AND THE MAKE-WHOLE AMOUNT BEAR AND SINCE MARCH 30, 2009 HAVE BORNE INTEREST AT THE DEFAULT RATE, AND (4) DISPUTING THE AMOUNT OF THE MAKE-WHOLE AMOUNT AS SET FORTH IN SECTION 3.2(C) OF THIS FORBEARANCE AGREEMENT.

SECTION 4. MISCELLANEOUS.

4.1.       The descriptive headings of the various sections or parts of this Forbearance Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

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4.2.       Any notice that is to be delivered to the Company pursuant to this Forbearance Agreement shall be delivered or transmitted as follows:

American Capital, Ltd.

2 Bethesda Metro Center, 14th Floor

Bethesda, Maryland 20814

Attention: Mr. Samuel A. Flax

Facsimile: 301-654-6714

Email: sam.flax@americancapital.com and

cydonii.fairfax@americancapital.com

All notices to the Company shall be effective: (i) upon delivery by courier to the address specified in this Section 4.2, (ii) in the case of a facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 4.2 and the facsimile machine used by the sender provides written confirmation that such facsimile has been so transmitted or receipt of such facsimile is otherwise confirmed; or (iii) in the case of email, when transmitted if no error message is received by the sender.

4.3.       This Forbearance Agreement constitutes the complete agreement between the parties and incorporates all prior agreements and representations, if any. This Forbearance Agreement may not be amended or changed except in a writing signed by the party to be charged by said amendment or modification.

4.4.        This Forbearance Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any legal suit, action or proceeding against the parties to this Forbearance Agreement arising out of or relating to this Forbearance Agreement in any way may be instituted in any federal or state court in the city of New York, County of New York, and the Company hereby waives any objections that it may now or hereafter have based on venue or forum non-conveniens of any such suit, action or proceeding, and further irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. This provision shall survive the termination of this Forbearance Agreement.

4.5.        The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Forbearance Agreement may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

4.6.        Any provision of this Forbearance Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

4.7.       Each Noteholder represents and warrants that it is a holder of Notes.

[Remainder of page intentionally left blank.]

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AMERICAN CAPITAL, LTD. (f/k/a AMERICAN CAPITAL STRATEGIES, LTD.)

By	/s/ SAMUEL A. FLAX
Its Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

Accepted and Agreed to:

PRINCIPAL LIFE INSURANCE COMPANY

By: Principal Global Investors, LLC a Delaware limited liability company, its authorized signatory

By:	/s/ ALAN P. KRESSE
Name: Alan P. Kresse
Title: Counsel

By:	/s/ CHRISTOPHER J. HENDERSON
Name: Christopher J. Henderson
Title: Vice President and Associate General Counsel

Accepted and Agreed to:

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

By:	/s/ RACHEL STAUFFER
Name: Rachel Stauffer
Title: Vice President Investments

Accepted and Agreed to:

NATIONWIDE LIFE INSURANCE COMPANY

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

By:	/s/ THOMAS A. GLEASON
Name: Thomas A. Gleason
Title: Authorized Signatory

Accepted and Agreed to:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/s/ ROI G. CHANDY
Name: Roi G. Chandy
Title: Director

Accepted and Agreed to:

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ DIANE W. DALES
Name: Diane W. Dales
Title: Assistant Vice President

By:	/s/ PETER S. FIEK
Name: Peter S. Fiek
Title: Assistant Secretary

Accepted and Agreed to:

ALLSTATE LIFE INSURANCE COMPANY

By:	/s/ CARRIE A. CAZOLAS
Name: Carrie A. Cazolas
Title: Authorized Signatory

By:	/s/ ALLEN DICK
Name: Allen Dick
Title: Authorized Signatory

Accepted and Agreed to:

BENEFICIAL FINANCIAL GROUP

By:	/s/ THOMAS KIRBY BROWN JR.
Name: Thomas Kirby Brown Jr.
Title: Chief Investment Officer

Accepted and Agreed to:

ASSURITY LIFE INSURANCE COMPANY

By:	/s/ VICTOR WEBER
Name: Victor Weber
Title: Senior Director – Investments

Accepted and Agreed to:

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:	/s/ JED R. MARTIN
Name: Jed R. Martin
Title: Vice President, Private Placements

Accepted and Agreed to:

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:	/s/ JED R. MARTIN
Name: Jed R. Martin
Title: Vice President, Private Placements

Accepted and Agreed to:

AVIVA LIFE AND ANNUITY COMPANY

(F/K/A Aviva Life Insurance Company)

By:	Aviva Investors North America, Inc., its authorized attorney-in-fact

By:	/s/ TAMARA L. HARMON
Name: Tamara L. Harmon
Title: VP, Sr. PM - Private Fixed Income